Exhibit 2.9

FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into as of February 3, 2005, by and among FIVE STAR QUALITY CARE, INC., a Maryland corporation (the “Purchaser”), and each of the Pennsylvania limited liability companies identified as a “Seller” on the signature page hereof (each, a “Seller” and, collectively, the “Sellers”).

WITNESSETH:

WHEREAS, the Purchaser and the Sellers are parties to a Purchase and Sale Agreement, dated as of January 21, 2005 (the “Agreement”); and

WHEREAS, the Sellers and the Purchaser agree that the Purchaser’s diligence pursuant to Article III of the Agreement cannot be satisfactorily completed prior to the expiration of the Inspection Period (as defined therein); and

WHEREAS, the parties have agreed to extend the Inspection Period and the rights of the Purchaser under Article III of the Agreement subject to and upon the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Purchaser and the Sellers, intending to be legally bound, hereby agree as follows:

1.                                       Definitions.  Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given therefor in the Agreement.

2.                                       Inspection Period.  The definition of the term “Inspection Period” set forth in Section 1.23 of the Agreement is deleted in its entirety and the following substituted therefor:

“Inspection Period” shall mean the period expiring at 8:00 p.m., local time at the Property, on May 13, 2005.

3.                                       Diligence Inspections.                       Section 3.1 of the Agreement is hereby amended by the addition of the following:

In connection with the Purchaser’s diligence, the Sellers

will engage Ernst & Young LLP and Grossman Yanak & Ford LLP (collectively, the “Accountants”)to perform audits of the results of operations of each of the Sellers for such period(s) and on such terms and conditions as the Accountants shall reasonably agree (the “Audits”)and shall provide copies of the Accountants reports to the Purchaser prior to the expiration of the Inspection Period. The Sellers shall bear all costs and expenses of the Accountants in connection with the Audits.

4.                                       Closing Documents.  Section 4.1 of the Agreement is hereby amended to include the following Section 4.1(k):

(k)                                  The Purchaser shall have received the Accountants reports referred to in Section 3.1 and such reports shall be satisfactory in form and substance to Purchaser in its sole and absolute discretion.

5.                                       Reimbursement of Diligence Costs.  The Sellers will reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the negotiation of this Agreement and its diligence to the date of this Amendment, which costs and expenses are agreed to aggregate $200,000 (the “Purchaser Costs”), and shall make payment of the Purchaser Costs by wire transfer of immediately available funds, to the account described in Exhibit A to this Amendment, on or before February 10, 2005; provided if the Closing occurs, the Purchaser shall repay the Sellers the Purchaser Costs.

6.                                       No Other Amendments.  As amended herein, the Agreement and the parties rights and obligations thereunder remain unmodified and in full force and effect.

7.                                       Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same agreement.  Any such counterpart may be delivered by facsimile or e-mail (in .pdf format).

[Signatures follow on the next page.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as a sealed instrument as of the date first written above.

SELLERS:

FRANCISCAN MANOR ASSOCIATES, LLC, a Pennsylvania limited liability company

By:	Gordon Health Ventures, LLC,
its member

	By:	/s/ Scott W. Gordon
Scott W. Gordon
Chief Operating Officer

MUIRFIELD ASSOCIATES, LLC, a Pennsylvania limited liability company

By:	Gordon Health Ventures, LLC,
its member

	By:	/s/ Scott W. Gordon
Scott W. Gordon
Chief Operating Officer

PRESTWICKE ASSOCIATES, LLC, a Pennsylvania limited liability company

By:	Gordon Health Ventures, LLC,
its member

	By:	/s/ Scott W. Gordon
Scott W. Gordon
Chief Operating Officer

ROYAL ABERDEEN ASSOCIATES, LLC, a Pennsylvania limited liability company

By:	Gordon Health Ventures, LLC,
its member

	By:	/s/ Scott W. Gordon
Scott W. Gordon
Chief Operating Officer

TROON ASSOCIATES, LLC, a Pennsylvania limited liability company

By:	Gordon Health Ventures, LLC,
its member

	By:	/s/ Scott W. Gordon
Scott W. Gordon
Chief Operating Officer

TURNBERRY ASSOCIATES, LLC, a Pennsylvania limited liability company

By:	Gordon Health Ventures, LLC,
its member

	By:	/s/ Scott W. Gordon
Scott W. Gordon
Chief Operating Officer

PURCHASER:

FIVE STAR QUALITY CARE, INC.,
a Maryland corporation

By:	/s/ Evrett W. Benton
Evrett W. Benton
President

The undersigned hereby acknowledges receipt of a copy of this Amendment and agrees to its terms.

/s/ Scott W. Gordon
Scott W. Gordon

EXHIBIT A

[The following exhibit has been omitted and will be supplementally furnished to the Securities and Exchange Commission upon request.]